Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-191102 and Registration
Statement No. 333-202824 of Sears Holdings Corporation on Forms S-8 of our report dated June 29,
2015, relating to the financial statements and financial statement schedules of Sears Holdings Savings
Plan (the “Plan”) appearing in this Annual Report on Form 11-K of the Plan for the year ended December
31, 2014.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 29, 2015